*** INDICATED CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

Supplemental Agreement No. 1

to

Purchase Agreement Number PA-03600

(Contract Reference No. 11SIES2008US)

between

THE BOEING COMPANY

and

CHINA SOUTHERN AIRLINES COMPANY LIMITED

with

CHINA SOUTHERN AIRLINES GROUP IMPORT & EXPORT TRADING CORP., LTD.

As Consenting Party

Relating to Boeing Model 777-200F Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of Feb 28, 2012, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in Seattle, Washington (Boeing) and CHINA SOUTHERN AIRLINES COMPANY LIMITED with its principal office in Guangzhou, People's Republic of China (Customer),

W I T N E S S E T H:

WHEREAS, the parties hereto entered into Purchase Agreement Number PA-03600 dated May 31, 2011, relating to Boeing Model 777-200F aircraft (the Aircraft), which agreement, as amended, together with all exhibits and specifications attached thereto and made a part thereof, is hereinafter called the "Purchase Agreement", and

WHEREAS, the parties desire to amend the Purchase Agreement as set forth herein to re-schedule two (2) Aircraft from July and August 2014 to January and June 2015.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows.

1. TABLE OF CONTENTS.

The TABLE OF CONTENTS page is deleted in its entirety and a new TABLE OF CONTENTS page (attached) is substituted in lieu thereof.

GUN-PA-03600 S1-1 SA 1

BOEING PROPRIETARY

*** This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

2. Table 1, "Aircraft Delivery, Description, Price and Advance Payments".

Table 1, "Aircraft Delivery, Description, Price and Advance Payments" is deleted in its entirety and a new Table 1, "Aircraft Delivery, Description, Price and Advance Payments" (attached) is substituted in lieu thereof.

The Purchase Agreement shall be amended to the extent provided herein and, as so amended, shall continue in full force and effect. In the event of any inconsistency between the above provisions and the provisions contained in the attachments to this Supplemental Agreement, the terms of the attachments will control.

EXECUTED IN TRIPLICATE as of the day and year first above written.

THE BOEING COMPANY

By Millie Edwards

Its Attorney-In-Fact

CHINA SOUTHERN AIRLINES COMPANY LIMITED

By

Its

CHINA SOUTHERN AIRLINES GROUP IMPORT AND EXPORT TRADING CORP., LTD.

By

Its

GUN-PA-03600 S1-2 SA 1

BOEING PROPRIETARY

*** This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

TABLE OF CONTENTS

ARTICLES

Article 1	Quantity, Model and Description
Article 2	Delivery Schedule
Article 3	Price
Article 4	Payment
Article 5	Additional Terms

TABLE

1	**Aircraft Information Table**	**SA 1**

EXHIBIT

A	Aircraft Configuration
B	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

AE1	Escalation Adjustment/Airframe and Optional Features
BFE1	BFE Variables
CS1	Customer Support Variables
EE1	Engine Escalation/Engine Warranty and Patent Indemnity
SLP1	Service Life Policy Components

GUN-PA-03600

SA 1 Page 1

BOEING PROPRIETARY

*** This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

LETTER AGREEMENTS

LA-1003168	EULA Special Matters
LA-1003169	Liquidated Damages – Non-Excusable Delay
LA-1003170	Aircraft Performance Guarantees
LA-1003171	Spare Parts Initial Provisioning
LA-1003187	Boeing Purchase of Buyer Furnished Equipment
LA-1003214	Special Matters
LA-1003261	Special Escalation Program
LA-MTE-1646	Government Approval
LA-MTE-1647	Board of Directors Approval
LA-MTE-1648	Shareholder Approval
LA-MTE-1651	Clarifications and Understandings
LA-MTE-1653	Special Provisions Relating to Payment Matters and Government Approval

GUN-PA-03600

SA 1 Page 2

BOEING PROPRIETARY

*** This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

Table 1 To

Purchase Agreement No. PA-03600

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	777-Freighter	766800 Pounds	Detail Specification:	D019W007-D (2/19/2010)	***

Engine Model/Thrust:	GE90-110BIL	110100 Pounds	Airframe Price Base Year/Escalation Formula:	***	***

Airframe Price:		***	Engine Price Base Year/Escalation Formula:	N/A	N/A

Optional Features:		***

Sub-Total of Airframe and Features:		***	Airframe Escalation Date:

Engine Price (Per Aircraft):		***	Base Year Index(ECI):	***

Aircraft Basic Price (Excluding BFE/SPE):		***	Base Year Index(ICI):	***

Buyer Furnished Equipment (BFE) Estimate:		***

Seller Purchased Equipment (SPE) Estimate:		***

Deposit per Aircraft:		***

				***
Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	***	***	***	***	***
Jul-2013	1	***	***	***	***	***	***
Aug-2013	1	***	***	***	***	***	***
Jan-2015	1	***	***	***	***	***	***
Jun-2015	2	***	***	***	***	***	***
Jul-2015	1	***	***	***	***	***	***
Total:	6

Boeing Proprietary	SA 1 Page 1

*** This information is subject to confidential treatment and has been omitted and filed separately with the Commission.